Exhibit 10.1
















                              MIDISOFT CORPORATION

                         NONSTATUTORY STOCK OPTION PLAN


                             DATED FEBRUARY 10, 1998

Exhibit 10.1





                                    PREAMBLE


         On February 10, 1998, Midisoft Corporation's Board of Directors unanimously adopted, by resolution, a new Stock Option Plan for independent directors, non-employee consultants, and employees as described in the plan; and authorized 500,000 shares of Common Stock to be reserved for administration of the plan.
         Legal Counsel advised that in November 1996, the SEC removed the requirement for shareholder approval of director stock option plans. The exemption from short-swing profits regulation ss.166-3(d) continues to apply. The options and underlying stock would be covered for exemption based upon the Board's approval of the grants or the Committee with two independent directors making the grant or the shares being held for at least six months.
         Counsel further advised that the Non-Qualified plan does not qualify for tax treatment under IRS ss.422; therefore, shareholder approval is not required for purposes of meeting 26 USC Sec 422. Nasdaq OTC/BB Compliance Unit advised that there is no requirement to obtain shareholder approval of stock option plans on the OTC/BB.
         Therefore, the following plan is established to allow Directors and Non-Employee consultants to participate in the ownership of the Company.

Exhibit 10.1


                              MIDISOFT CORPORATION

                         NONSTATUTORY STOCK OPTION PLAN

                                    ARTICLE I

                               Purpose of the Plan


         The Midisoft Corporation Incentive Stock Option Plan ("Plan A") and Nonstatutory Stock Option Plan ("Plan B") (collectively, "the Plans") provide two methods for key employees and certain non-employee directors and consultants of Midisoft Corporation (the "Company") to acquire ownership in the Company and provide them with greater incentive for their service to the Company, thereby promoting the interest of the Company and its stockholders.
         Plan A provides for the granting of options that are intended to qualify as incentive stock options ("Incentive Stock Options") within the meaning of section 422A of the Internal Revenue Code of 1986, as amended (the "Code"). Plan B provides for the granting of options that are not intended to so qualify. Unless otherwise specified, all provisions of the Plan relate equally to both Plan A and Plan B, which Plans are condensed into one plan document solely for the purposes of administrative convenience and are not intended to constitute tandem plans.
                                   ARTICLE II
                                 Effective Date
         Plan A is effective February 22, 1989 and is governed by separate document entitled, MIDISOFT CORPORATION INCENTIVE STOCK OPTION PLAN AND NONSTATUTORY STOCK OPTION PLAN DATED February 22, 1989. Plan B is effective February 10, 1998.



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                                   ARTICLE III
                           Administration of the Plans
         The plans shall be administered by the Board of Directors or by a Committee (the "Committee") appointed by the Board and consisting of not less than three (3) Board members. (For the purposes of this Plan document, the term Board shall also mean the Committee to the extent that the Board's powers have been delegated to the Committee.)
         The Board shall have the exclusive authority in its absolute discretion to determine which employees and consultants of the corporation shall receive Options (the "Optionees"), and, subject to the express provisions of these Plans, the terms and conditions of the Options other than those terms and conditions fixed under these Plans, and the number of shares issued upon the exercise of the Options. The Board shall adopt by resolution such rules and regulations as may be required to carry out the purposes of the Plans and shall have the authority to do everything necessary or appropriate to administer the Plans. All decisions, determinations and interpretations of the Board shall be final and binding on all Optionees. Administration of the Plans with respect to members of the Committee shall not be delegated, but shall at all times remain vested in the Board. The Board may from time to time remove members from or add members to the Committee, and vacancies on the Committee shall be filled by the Board. Furthermore, the Board at any time by resolution may abolish the Committee and revest in the Board the administration of the Plans.
         With respect to Options granted to a key employee who is also a member of the Board, the Board shall take action by a vote sufficient without counting the vote of such member of the Board although such member of the Board may be counted in determining the presence of a quorum at a meeting of the Board which authorized the granting of Options to such member of the Board.
         The Committee, if appointed by the Board, shall report to the Board the names of employees granted Options, the number of shares covered by each Option and the terms and conditions of such Option.

                                   ARTICLE IV
                           Stock Subject to the Plans
         The stock to be issued upon the exercise of an Option granted under the Plans shall be the Company's common stock (the "Common Stock"). The Common Stock may be either authorized but unissued or Common Stock reacquired by the Company. The aggregate number of shares of Common Stock which may be issued under the Plans shall not exceed One Million Nine Hundred Seventy Thousand (1,970,000) shares of Common Stock. In the event that any outstanding Option for any reason expires or is terminated, the Common Stock allocable to the unexercised portion of such Option may again be made subject to an Option under the Plans.

                                    ARTICLE V
                                   Eligibility
         Persons who shall be eligible to receive Options under these Plans shall be as follows:
                           A. In the case of Plan A,  employees  of the  Company
who render those types of services which tend to contribute materially to the success of the Company;
                           B. In the  case of Plan  B,  employees  described  in
subsection A above and any non-employee directors or consultants who render those types of services which tend to contribute materially to the Company.
         The determination as to whether such persons are eligible to receive Options under the Plans shall be made by the Board in its sole discretion, and the decision of the Board shall be binding and final.

                                   ARTICLE VI
                                  Option Price
         The option price for shares of Common Stock to be issued under Plan A shall be equal to or greater than the fair market value of such shares on the date on which the Option covering such shares is granted, except that if on the date on which such Option is granted the Optionee is a Restricted Shareholder, then such option price shall be equal to or greater than one hundred ten per cent (110%) of the fair market value of the shares on the date such Option is granted. For the purposes of Plan A, a "Restricted Shareholder" is an individual who, at the time an Option is granted under Plan A, owns stock possessing more than ten per cent (10%) of the total combined voting power of all classes of stock of the Company, with stock ownership to be determined in light of the attribution rules set forth in Section 425(d) of the Code. The fair market value of shares of Common Stock for all purposes of Plan A shall be determined by the Board in its sole discretion, exercised in good faith.
         The Option price for shares of Common Stock to be issued under Plan B shall be determined by the Board in its sole discretion.

                                   ARTICLE VII
                             Stock Option Agreement
         The terms and conditions of Options granted under the Plans shall be evidenced by a stock option agreement executed by the Company and the person to whom the Option is granted (the "Stock Option Agreement"). The Stock Option Agreement shall contain terms as approved from time to time by the Board of Directors. Each Stock Option Agreement shall incorporate this Plan document by reference and shall include such provisions as are determined to be necessary or appropriate by the Board. Each Stock Option Agreement shall contain a termination date established by the Board, an no Option shall have a termination date which is more than ten (10) years from the date on which it was granted.

                                  ARTICLE VIII
                               Exercise of Option
         Subject to the limitations set forth in these Plans and/or in any applicable Stock Option Agreement entered into under these Plans, Options granted under these Plans shall be exercisable in accordance with the following rules:
                           A.       General.  Subject to the other provisions of
this Article, Options shall vest and become exercisable at such times and in such installments as the Board shall provide in each individual Stock Option Agreement. Notwithstanding the foregoing, the Board may in its sole discretion, accelerate the time at which an Option or installment thereof may be exercised. For purposes of these Plans, any vested installment of an Option granted under these Plans shall be referred as an "Accrued Installment."
                           B.       Termination of Options.  All installments of
an Option shall expire and terminate on such date as the Board shall determine, but in no event later than ten (10) years from the date such Option was granted ("Option Termination Date") (except that an Option granted under Plan A to a Restricted Shareholder shall by its terms not be exercisable after the expiration of five (5) years from the date such Option was granted). Unless provided otherwise in the Article, or in the Stock Option Agreement pursuant to which an Option is granted, an Option may be exercised when Accrued Installments accrue as provided in such Stock Option Agreement and at any time after that date until, and including, the day before the Option Termination Date.
                           C.       Sale or Reorganization.
                                    1.  Upon the  dissolution or  liquidation of
the Company, or upon a reorganization, merger or consolidation of the Company with one or more corporations, as a result of which the Company goes out of existence or becomes a subsidiary of another corporation, or upon a sale of substantially all the property or more than eighty percent (80%) of the then outstanding stock of the Company to another corporation, an Option shall become immediately exercisable with respect to the full number of shares subject to that Option during the period commencing as of the date of the agreement providing for such transaction is executed and ending of the earlier of:
                                          (a) The applicable expiration date for
 such Option as provided for in the Stock Option Agreement; or
                                          (b) The date on which the  disposition
 of assets  or stock  contemplated  by any suchagreement is consummated.
                                    2. Upon the  consummation of any transaction
specified in Article VIII C of these Plans, the Plans and any unexercised Options issued under the Plans (or any unexercised portion of them) shall terminate and cease to be effective, unless a provision is made in connection with the transaction for assumption of Options previously granted or the substitution for such Options of new options covering the securities of a successor corporation or an affiliate thereof, with appropriate adjustments as to the number and kind of securities and prices. Any change or adjustment made pursuant to the terms of this Subsection 2 shall be made in such a manner so as not to constitute a "modification" as defined in Section 425(h) of the Code and, if possible, so as not to cause any Incentive Stock Option issued under Plan A to fail to continue to qualify as an Incentive Stock Option as defined in
Section 422A(b) of the Code.
                           D.          Termination of Employment  Other  Than by
Death or Disability. In the event that the employment of an Optionee with the Company is terminated (or, in the case of a non-employee director or consultant, service as a director or consultant, as the case may be, is terminated) for any reason other than death or permanent and total disability, any installments under the Option which have not accrued, as of the date of the employee's termination (the "Employee's Termination Date") shall expire and become unexercisable as of the Employee's Termination Date. All accrued installments as of the Employee's Termination Date shall remain exercisable for a period not to exceed three (3) months following the Employee's Termination Date.
                           E.          Death or  Disability  of  Optionee  While
Employed. In the event that the employment of an Optionee with the Company is terminated (or, in the case of a non-employee director or consultant, service as a director or consultant, as the case may be, is terminated) by reason of death or permanent and total disability, any unexercised Accrued Installments of Options granted under the Plans to the Optionee shall expire and become unexercisable as of the earlier of:
                                   1. The applicable Option Termination Date; or
                                   2. The first  anniversary  of the  Employee's
Termination Date by reason of death or permanent and total disability of such Optionee. Any installments under such a deceased or disabled Optionee's Option that have not accrued as of the Employee's Termination Date due to death or permanent and total disability shall expire and become unexercisable as of the Employee's Termination Date. For purposes of these Plans, the term "permanent and total disability" shall be defined under Code Section 105(d)(4).
                           F.       Exercise of Options.     An  Option  may  be
exercised in accordance with this Article VIII as to all or any portion of the shares covered by an Accrued Installment of the Option from time to time during the applicable Option period, except that an Option shall not be exercisable with respect to fractions of a share.
                           G.       Payment.   Payment of the Option Price shall
be made as determined by the Board in its sole discretion.

                                   ARTICLE IX
             Authorization to Issue Options and Shareholder Approval
Options granted under the Plans shall be conditioned upon the Company obtaining any required regulatory permit, free of any conditions not acceptable to the Board, authorizing the Company to issue such Options, provided, however, such condition shall lapse as of the effective date of issuance of such permit(s) in a form to which the Company does not object within sixty (60) days. The grant of Options under Plan A also is conditioned on approval of the Plan by the vote or written consent of the holders of a majority of the outstanding shares of the Company's Common Stock ("Shareholder Approval"), and no Option shall be granted under Plan A unless and until the Plan has been so approved. All Options under the Plans must be granted, if at all, within ten (10) years from the date the Plans are adopted or from the date of Shareholder Approval, whichever is earlier.
                                    ARTICLE X
                  Limit On Value and Number of Optioned Shares
         The aggregate fair market value (determined as of the date the Option is granted) of the shares of Common Stock with respect to which any employee may exercise Incentive Stock Options for the first time in any calendar year under all incentive stock option plans of the Company (or any parent or subsidiary corporation) shall not exceed One Hundred Thousand Dollars ($100,000.00). The limitation imposed by this Article X shall not apply with respect to nonstatutory stock options granted under Plan B.

                                   ARTICLE XI
                           Stock Restriction Agreement
As a condition to the granting of any Option under the Plans and the subsequent exercise of such Option, the Board may require the Optionee to enter into a stock restriction agreement ("Stock Restriction Agreement") with the Company for the purpose of limiting the sale or other transfer of ownership of Common Stock acquired by the Optionee.
                                   ARTICLE XII
                      Amendment or Termination of the Plans
         The Board may amend, suspend and/or terminate the Plans at any time, provided, however, that except as provided in Article XV below, the Board shall not amend Plan A in the following respects without shareholder approval:
         A. To increase the maximum number of shares subject to Plan A.
         B. To change the designation or class of persons eligible to receive Options under the Plan; C. To extend the term of the Plans or the maximum Option exercise period; or D. To decrease the minimum price at which shares may be optioned under the Plan. Furthermore, the Plans may not, without the approval of the shareholders, be amended in any manner that would cause
Incentive Stock Options issued under the Plans to fail to qualify as Incentive Stock Options as defined in Section 422A(b) of the Code. Notwithstanding the foregoing, no amendment, suspension or termination of the Plans shall adversely affect Options granted on or prior to the date thereof, as evidenced by the execution of a Stock Option Agreement by both the Company and the Optionee, without the consent of such Optionee.

                                  ARTICLE XIII
                            Options Not Transferable
         Options granted under the Plans may not be sold, pledged, hypothecated, assigned, encumbered, gifted or otherwise transferred or alienated in any manner, whether voluntarily or involuntarily by operation of law, other than by will or the laws of descent or distribution, and may be exercised during the lifetime of any Optionee only by such Optionee.

                                   ARTICLE XIV
                       Restrictions of Issuance of Shares
         The Company, during the term of the Plans, will use its best efforts to seek to obtain from the appropriate regulatory agencies any requisite authorization in order to issue and sell such number of shares of its Common Stock as shall be sufficient to satisfy the requirements of the Plans. The inability of the Company to obtain from any such regulatory agency having jurisdiction thereof the authorization deemed by the Company's counsel to be necessary to the lawful issuance and sale of any shares of its stock under the Plans shall relieve the Company of any liability in respect of the nonissuance or sale of such stock as to which such requisite authorization shall not have been obtained.

                                   ARTICLE XV
                   Adjustments Upon Changes in Capitalization
         If the outstanding shares of Common Stock of the Company are increased, decreased, changed into or exchanged for a different number or kind of shares of the Company through reorganization, recapitalization, reclassification, stock dividend, stock split, upon proper authorization of the Board an appropriate and proportionate adjustment shall be made in the number or kind of shares, and the per share option price thereof, which may be issued in the aggregate to the individual Optionees under these Plans upon exercise of Options granted under the Plans; provided, however, that no such adjustment need be made if, upon the advice of counsel, the Board determines that such adjustment may result in the receipt of federally taxable income to holders of Options granted under the Plans or the holders of Common Stock or other classes of the Company's securities. If any Option granted under the Plans shall terminate for any reason or expire before such Option is exercised in full, the securities which might otherwise have been issued upon exercise of such Option shall again become available for purposes of these Plans.

                                   ARTICLE XVI
                         Representations and Warranties
         As a condition to the granting and the exercise of any portion of any Option, the Company may require the person receiving or exercising such Option to make any representation and/or warranty to the Company as may, in the judgment of counsel to the Company, be required under any applicable law or regulation, including but not limited to a representation and warranty that the Option and/or shares are being acquired only for investment and without any present intention to sell or distribute such shares if, in the opinion of counsel for the Company, such a representation is required under the Securities Act of 1933 or any other applicable law, regulation or rule of any governmental agency.

                                  ARTICLE XVII
                            No Enlargement of Rights
         These Plans are purely voluntary on the part of the Company, and while the Company hopes to continue them indefinitely, the continuance of the Plans shall not be deemed to constitute a contract between the Company and any employee or any non-employee director or consultant, or to be consideration or a condition of the employment of any employee or retention of any non-employee director or consultant. Nothing contained in the Plans shall be deemed to give any employee or any non-employee director or consultant the right to be retained or employed by the Company or to interfere with the right of the Company to discharge or retire any employee or non-employee director or consultant of the Company at any time. No employee or non-employee director or consultant shall have any right to or interest in Options authorized under the Plans prior to the grant of an Option to him, and upon such a grant he shall have only such rights and interests as are expressly provided in the Plans, subject, however, to all applicable provisions of the Company's Articles of Incorporation, as the same may be amended from time to time.

                                  ARTICLE XVIII
                    Legends on Options and Stock Certificates
         Unless an appropriate registration statement is filed pursuant to the Federal Securities Act of 1933 as amended, with respect to the shares of Common Stock issuable under these Plans, each certificate representing such Common Stock shall be endorsed with the following legend or its equivalent:

                  NEITHER THE OPTION PURSUANT TO WHICH THE SHARES REPRESENTED BY THIS CERTIFICATE ARE ISSUED NOR SAID SHARES HAVE BEEN REGISTERED UNDER THE FEDERAL SECURITIES ACT OF 1933, AS AMENDED (THE "ACT"). TRANSFER OR SALE OF SUCH SECURITIES OR ANY INTEREST THEREIN IS UNLAWFUL EXCEPT AFTER REGISTRATION, OR PURSUANT TO AN EXEMPTION FROM THE REGISTRATION REQUIREMENTS, AS PROVIDED IN THE ACT AND THE REGULATIONS THEREUNDER.

         In addition to the foregoing legend each Stock Option Agreement and each certificate representing shares of Common Stock acquired upon the exercise of an Option shall be endorsed with all legends, if any, required by applicable state securities laws to be placed on the Stock Option Agreement and/or the certificate.

                                   ARTICLE XIX
                              Availability of Plans
         A copy of these Plans shall be delivered to the Secretary of the Company and shall be shown by the Secretary to any eligible person making reasonable inquiry concerning the Plans.

                                   ARTICLE XX
                                 Applicable Law
         These Plans shall be governed and construed in accordance with the laws of the State of Washington.
         IN WITNESS WHEREOF, pursuant to the due authorization and adoption of these Plans by the Board and Shareholders in the case of Plan A, the Company has caused these Plans to be duly executed by its duly authorized officers, effective as of February 10, 1998.

MIDISOFT CORPORATION


By
     Its President



By
     Its Secretary